ALLEGHENY ENERGY, INC.
ALLEGHENY CAPITAL TRUST I
TRUST PREFERRED SECURITIES
PURCHASE AGREEMENT

July 24, 2003

TO EACH OF THE PERSONS IDENTIFIED
AS A PURCHASER ON THE SIGNATURE
PAGES HERETO

Ladies and Gentlemen:

          1.     Introductory. Allegheny Energy, Inc., a Maryland corporation (the "Company"), and Allegheny Capital Trust I, a statutory trust formed under the Delaware Statutory Trust Act (the "Trust," and hereinafter, together with the Company, the "Offerors"), confirm their agreement with respect to the issue and sale by the Trust and the purchase by the Purchasers (as defined below) of the Trust's 11⅞% Mandatorily Convertible Trust Preferred Securities (the "Trust Preferred Securities"). The term "Purchasers" as used herein shall be deemed to mean the persons identified as Purchasers on the signature pages hereto, and the term "Purchaser" shall be deemed to mean one of such Purchasers. All obligations of the Purchasers hereunder are several and not joint.

          2.     Description of Securities. Each of the Trust Preferred Securities represents a preferred undivided beneficial interest in the assets of the Trust. The Trust Preferred Securities will be issued pursuant to the Amended and Restated Declaration of Trust, dated as of July 24, 2003, among Wilmington Trust Company, as Institutional Trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), certain employees of the Company or its affiliates, as Regular Trustees (the "Regular Trustees"), and the Company, as Sponsor, in substantially the form heretofore delivered to you as the Purchasers, such agreement being hereinafter referred to as the "Trust Agreement." The Trust Preferred Securities will be guaranteed by the Company as to the payment of distributions and payments upon liquidation or redemption, as and to the extent set forth in the Trust Preferred Securities Guarantee Agreement (the "Trust Guarantee"), dated as of July 24, 2003, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee" and together with the Regular Trustees, the Institutional Trustee and the Delaware Trustee, the "Trustees"). The proceeds from the sale of the Trust Preferred Securities to the Purchasers will be combined with the proceeds from the sale by the Trust to the Company of its common securities, representing common undivided beneficial interests in the assets of the Trust (the "Common Securities," and together with the Trust Preferred Securities, the "Trust Securities"), and will be used by the Trust to purchase (i) the 11⅞% Notes due 2008 of the Company (the "Notes") and (ii) the non-detachable warrants attached to the Notes to purchase shares of common stock, $1.25 par value ("Stock"), of the Company, to be issued by the Company (the "Warrants"). The Notes will be issued pursuant to an indenture, dated as of July 24, 2003 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee ("Indenture Trustee"), in substantially the form of Exhibit A to the Indenture. The Warrants will be issued pursuant to Warrant Certificates, dated as of July 24, 2003, in substantially the form of Exhibit E to the Indenture. The Purchasers and Securityholders, as defined in the Registration Rights Agreement, dated as of July 24, 2003 (the "Registration Rights Agreement"), among the Purchasers, the Company and the Trust, will have rights pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement to offer and sell the Trust Preferred Securities and Stock pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

3. Representations and Warranties of the Trust. The Trust represents and warrants to the several Purchasers that:

                     (a)     The Trust has been duly created and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with trust power and authority to perform its obligations under this agreement, the Trust Agreement and the Registration Rights Agreement (collectively, the "Trust Transaction Documents").

                     (b)     The Trust Agreement is in a form eligible for qualification under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the applicable instructions, rules and regulations of the Commission thereunder.

                     (c)     The execution and delivery of this agreement and the other Trust Transaction Documents, and the consummation of the transactions contemplated herein and therein, by the Trust, and the fulfillment of the terms hereof and thereof on the part of Trust to be fulfilled, have been duly authorized by all necessary trust action of the Trust in accordance with the provisions of its certificate of trust, the Trust Agreement or other organizational documents (collectively, the "Trust Charter Documents") and applicable law, and the Trust Preferred Securities, when issued and delivered as provided herein, will be duly authorized, validly issued and non-assessable preferred beneficial interests in the Trust. The Trust Transaction Documents, upon execution and delivery by the Trust assuming due authorization, execution and delivery of each of the Trust Transaction Documents by all of the other parties thereto, will constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity. The performance by the Trust of its obligations under this agreement and the other Trust Transaction Documents does not require any consent, approval, authorization, registration or qualification of or by, or notice to, any Governmental Authority (as hereinafter defined) other than those consents, approvals, authorizations, registrations, qualifications or notices as have already been obtained or made which, if not obtained or made, could not reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Trust, and except as required by the Registration Rights Agreement. The term "Governmental Authority" as used herein shall be deemed to mean any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

                     (d)     The execution and delivery of this agreement and the other Trust Transaction Documents, and the consummation of the transactions contemplated herein and therein, by the Trust, and the fulfillment of the terms hereof and thereof on the part of the Trust to be fulfilled, will not violate or conflict with or (with or without the giving of notice or the passage of time, or both) result in a breach of any of the terms or provisions of or constitute a default under or permit any party to terminate (or to accelerate any obligation of the Trust under) or require any consent or waiver under (i) the Trust Charter Documents, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Trust is now a party, or (iii) any law, rule, standard, requirement, administrative ruling, order, doctrine, code, regulation, statute, treaty or process ("Law") applicable to the Trust of any Governmental Authority having jurisdiction over the Trust or any of its property or assets, except, in the case of clause (ii), where such violation, conflict, breach, default, termination or acceleration, as the case may be, could not reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Trust and with respect to terms and provisions of the agreements and instruments referenced in clause (ii), with respect to which the Trust has obtained waivers therefrom or consents thereto.

(e) The Trust is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended ("1940 Act").

Neither the Trust nor any person acting on its behalf makes any other express or implied representation or warranty on behalf of or concerning the Trust other than as expressly set forth in this Section 3.

4. Representations and Warranties of the Company. The Company represents and warrants to the several Purchasers that:

                     (a)     At the Closing Date, the Trust Agreement, the Indenture and the Trust Guarantee will each be in a form eligible for qualification under the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder.

                     (b)     The Company represents and warrants that any information and projections provided by it to certain of the Purchasers in PowerPoint presentations at the "investment presentation" at the offices of the Company's placement agent on or about June 11 and 24, 2003 were prepared in good faith and were based upon assumptions which, in light of the circumstances under which they were made, were reasonable, and nothing has occurred, to the knowledge of the Company, since the date of such PowerPoint presentation that should reasonably cause the Company to believe that such assumptions are unreasonable on the date hereof.

(c) [Intentionally Omitted.]

                     (d)     None of the Company, any of its subsidiaries, nor the Trust is in violation of any Law to which the Company, such subsidiary or the Trust, or any of their respective property or assets, is subject, except for such violations which could not reasonably be expected to have a material adverse effect, in each case, on the business, properties, operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                     (e)     The authorized capital of the Company consists of two hundred sixty million (260,000,000) shares of common stock, par value $1.25 per share, of which one hundred twenty-six million nine-hundred seventy-five thousand five hundred fifty-one (126,975,551) shares are issued and outstanding. All of the issued and outstanding Stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. Except for (A) currently outstanding options to purchase two million three hundred twenty-eight thousand five hundred fifty-four (2,328,554) shares of Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of Stock. In addition to the aforementioned options, the Company has reserved an additional six million five hundred ninety thousand and thirty-three (6,590,033) shares of Stock for purchase upon exercise of options to be granted in the future under the Company's 1998 Long-Term Incentive Plan.

                     (f)     The Stock to be issued by the Company to the Purchasers upon the exercise of the Warrants has been duly and validly authorized and, upon issuance in accordance with the terms of the Warrants and the Company's Charter (the "Company Charter") as currently in effect, will be duly and validly issued and fully paid and non-assessable. The Stock to be issued by the Company to the Purchasers upon the exercise of the Warrants is not subject to any preemptive or other similar rights of any security holder of the Company.

                     (g)     The Company has registered its common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and its common stock is currently listed on the New York Stock Exchange (the "NYSE"). The Company has not received any notice from the NYSE regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Stock for such listing.

                     (h)     The Company has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under this agreement, the Indenture, the Notes, the Warrants, the Trust Agreement, the Trust Guarantee and the Registration Rights Agreement (collectively, the "Company Transaction Documents") and to issue the Stock upon the exercise of the Warrants pursuant to the terms thereof and the other Company Transaction Documents. The Company acknowledges that its obligation to issue Stock upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code").

                     (i)     The execution and delivery of this agreement and the other Company Transaction Documents by the Company, and the consummation of the transactions contemplated herein and therein by the Company, and the fulfillment of the terms hereof and thereof on the part of the Company to be fulfilled, have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Company Charter, By-laws and applicable Law, and this agreement and each other Company Transaction Document, when executed and delivered by the Company, assuming due authorization, execution and delivery of each of the Company Transaction Documents by all of the other parties thereto, will constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity. Neither the execution and delivery of this agreement or any other Company Transaction Document by the Company requires, nor the performance by the Company of its obligations hereunder or thereunder with respect to the Trust Preferred Securities, the Notes, the Warrants or the Stock requires, any consent, approval, authorization, registration or qualification of or by or notice to any Governmental Authority other than those consents, approvals, authorizations, registrations, qualifications or notices as have already been obtained or made, which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect, and, except as required by the Registration Rights Agreement.

                     (j)     The execution and delivery of this agreement and the other Company Transaction Documents and the consummation of the transactions contemplated herein and therein by the Company and the Trust, the fulfillment of the terms hereof and thereof on the part of the Company and the Trust to be fulfilled, and the compliance by the Company and the Trust with all the terms and provisions hereof and thereof applicable to it, will not violate or conflict with or (with or without the giving of notice or the passage of time, or both) result in a breach of any of the terms or provisions of or constitute a default under or permit any party to terminate (or to accelerate any obligation of the Company under) or require any consent or waiver under (i) the Company Charter or Bylaws, (ii) any indenture, credit agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is now a party, or (iii) any Law applicable to the Company or any of its subsidiaries of any Governmental Authority having jurisdiction over the Company or its subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii), where such violation, conflict, breach, default, termination or acceleration, as the case may be, could not reasonably be expected to result in a Material Adverse Effect, and with respect to terms and provisions of the agreements and instruments referenced in clause (ii), with respect to which the Company has obtained waivers therefrom or consents thereto.

                     (k)     Each of the Company and its direct and indirect significant subsidiaries (as defined in Regulation S-X) has been duly organized, is validly existing and is in good standing (where such concept is applicable) under the laws of its respective jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification and has the power and authority as a corporation or other entity necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(l) The Company is not an "investment company" within the meaning of the 1940 Act.

                     (m)     Neither the Company, the Trust, nor any of their respective affiliates, nor any person acting on their behalf has, directly or indirectly, engaged in any form of general solicitation or general advertising with respect to the offer and sale of any Offered Securities.

                     (n)     Except as set forth on Schedule I hereto, there are no actions, suits or proceedings, including any Environmental Action (as hereinafter defined), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity, or before or by any Governmental Authority which could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or which could materially affect the transactions contemplated by this agreement. The term "Environmental Action" as used herein shall be deemed to mean any action, suit, demand letter, claim by any Governmental Authority, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law (as hereinafter defined), Environmental Permit (as hereinafter defined) or any release of or exposure to any Hazardous Materials (as hereinafter defined) or arising from alleged injury or threat to health and safety as it relates to any Hazardous Materials or the environment relating to any Environmental Law, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief. The term "Environmental Law" as used herein shall be deemed to mean any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to Hazardous Materials or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials (as hereinafter defined). The term "Environmental Permit" as used herein shall be deemed to mean any permit, approval, identification number, license or other authorization required under any Environmental Law. The term "Hazardous Materials" as used herein shall be deemed to mean (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                     (o)     No ERISA Event (as hereinafter defined) has occurred with respect to any Plan (as hereinafter defined) that has resulted in a material liability which could reasonably be expected to have a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan is complete and accurate, and since the date of such Schedule B there has been no material adverse change which could reasonably be expected to have a material adverse effect on such funding status. Neither it nor any ERISA Affiliate (as hereinafter defined) has incurred any Withdrawal Liability (as hereinafter defined) to any Multiemployer Plan (as hereinafter defined), or has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA (as hereinafter defined), that, in any such case, could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company or any of its subsidiaries. The term "ERISA Event" as used herein shall be deemed to mean (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC (as hereinafter defined) or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver in accordance with Section 412(d) of the Code with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its subsidiaries or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan. The term "ERISA" as used herein shall be deemed to mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. The term "Plan" as used herein shall be deemed to mean a Single-Employer Plan (as hereinafter defined) or a Multiple Employer Plan. The term "Code" as used herein shall be deemed to mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. The term "ERISA Affiliate" as used herein shall be deemed to mean any person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of its subsidiaries, or under common control with the Company or any of its subsidiaries, within the meaning of Section 414 of the Code. The term "PBGC" as used herein shall be deemed to mean the Pension Benefit Guaranty Corporation (or any successor). The term "Single-Employer Plan" as used herein shall be deemed to mean a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its subsidiaries or any ERISA Affiliate and no person other than the Company, its subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Company, any of its subsidiaries or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. The term "Multiemployer Plan" as used herein shall be deemed to mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. The term "Withdrawal Liability" as used herein shall have the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                     (p)     (i)     Except as set forth on Schedule II hereto or as could not reasonably be expected to have a Material Adverse Effect, the Company's operations and properties, and the operations and properties of each of the Company's subsidiaries, comply in all material respects with all applicable Environmental Laws and Environmental Permits. All past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (A) form the basis of an Environmental Action against it or any of its subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect.

                               (ii)     Except as could not reasonably be expected to have a Material Adverse Effect: (x) none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries is listed or proposed for listing on the NPL (as hereinafter defined) or on the CERCLIS (as hereinafter defined) or any analogous foreign, state or local list; (y) there are no unlawful underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its subsidiaries or on any property formerly owned or operated by the Company or any of its subsidiaries; and (z) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Company or any of its subsidiaries in any manner which could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company or any of its subsidiaries. The term "NPL" as used herein shall be deemed to mean the National Priorities List under CERCLA (as hereafter defined). The term "CERCLA" as used herein shall be deemed to mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. The term "CERCLIS" as used herein shall be deemed to mean the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                               (iii)     Neither the Company nor any of its subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Company or any of its subsidiaries have been used, sold or disposed of in a manner that to the knowledge of the Company would not reasonably expected to result in material liability to the Company or any of its subsidiaries, except in each case in this clause (iii) as could not reasonably be expected to have a Material Adverse Effect.

                     (q)       (i)      Neither the Company nor any of its subsidiaries is party to any tax sharing agreement other than as set forth on Schedule III hereto. All amounts due and payable by the Company or any of its subsidiaries under any tax sharing agreement have been paid, and all amounts due and payable to the Company or any of its subsidiaries under any tax sharing agreement have been received (including amounts by way of compensation for the use of tax benefits).

                             (ii)     The Company has, and each of its subsidiaries has, filed, caused to be filed or been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except as could not reasonably be expected to have a Material Adverse Effect.

                     (r)       Since September 30, 2002, neither the business nor properties of the Company, nor the business or properties of any of its subsidiaries, have been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

                     (s)      The Company and each of its subsidiaries has good, marketable and insurable title to all real property owned by it or such subsidiary (as the case may be), except where failure to hold such title could not reasonably be expected to result in a Material Adverse Effect.

                     (t)      To the knowledge of the Company, each lease of real property under which the Company or any of its subsidiaries is the lessee is the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms, except where a determination that such lease is not the valid, legal and binding obligation of the lessor thereunder could not reasonably be expected to result in a Material Adverse Effect.

                     (u)     The Company is a "registered holding company", as such term is defined in Public Utility Holding Company Act of 1935, as amended ("PUHCA"). The Company and each of its subsidiaries has all required authorizations and approvals from the Federal Energy Regulatory Commission ("FERC") or other Governmental Authority required to provide the services and goods (including electric capacity, energy and ancillary services) it sells, including all necessary rate schedules on file and effective with FERC for the sale of power at wholesale, except to the extent that the failure to obtain any such authorization or approval from any Governmental Authority (other than the Commission and FERC) could not reasonably be expected to have a Material Adverse Effect.

Neither the Company nor any Person acting on its behalf makes any other express or implied representation or warranty on behalf of or concerning the Company other than as expressly set forth in this Section 4.

5. Representations and Warranties of the Purchasers. The several Purchasers represent and warrant to the Trust and the Company, severally, and not jointly, as to itself, that:

                     (a)     The execution and delivery of this agreement and the other Company Transaction Documents to which such Purchaser is a Party and the consummation of the transactions contemplated herein and therein by such Purchaser, and the fulfillment of the terms hereof and thereof on the part of such Purchaser to be fulfilled, have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, of such Purchaser in accordance with the provisions of the organizational documents of such Purchaser, and this agreement and each other Transaction Document to which such Purchaser is a Party, when executed and delivered as provided herein, will constitute valid and binding obligations of such Purchaser enforceable against it in accordance with their respective terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity. The execution and delivery of this agreement and the Registration Rights Agreement by such Purchaser does not require, any consent, approval, authorization, registration or qualification of or by any Governmental Authority other than those consents, approvals, authorizations, registrations or qualifications as have already been obtained.

                     (b)      The Trust Preferred Securities, the Trust Guarantee and the Stock to be received by such Purchaser will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the registration requirements of the securities laws of the United States or any applicable state or foreign securities laws.

                     (c)       Such Purchaser understands that an investment in the Trust Preferred Securities, including the Notes and the Warrants attached thereto, the Trust Guarantee and the Stock issuable upon conversion of the Trust Preferred Securities and/or exercise of the Warrants (collectively the "Offered Securities") includes a high degree of risk. Such Purchaser (i) has such business and financial experience as an investor in securities of companies such as the Company and in securities such as the Offered Securities as is required to provide such Purchaser with the capacity to protect its own interests in connection with the purchase of the Offered Securities, (ii) acknowledges that it can bear the economic risk of the investment, (iii) acknowledges that it has and will make its own decision regarding the Offered Securities based on its own knowledge and investigation of the Company, the Trust and the Offered Securities, and the representations, covenants and agreements of the Company in this agreement and the other Company Transaction Documents and Trust Transaction Documents.

                     (d)      Such Purchaser believes that it has received all the information it considers necessary or appropriate to evaluate an investment in the Company, the Trust and the Offered Securities, and has reviewed such information. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Offered Securities and the business, properties, prospects and financial condition of the Company and the Trust and to obtain information (to the extent the Company or the Trust possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Trust and the Company in Sections 3 and 4 hereof, respectively, and in the related Schedules, or the right of each of the Purchasers to rely thereon.

                     (e)       Such Purchaser is an institutional "accredited investor" within the meaning of Rule 501(a) of Regulation D, as presently in effect, and a "qualified institutional buyer" within the meaning of Rule 144A, as presently in effect.

                     (f)       Such Purchaser acknowledges that the offer and sale of the Offered Securities to it was not accomplished by any form of general solicitation or general advertising as described in Rule 502(c) of Regulation D, presently in effect.

                     (g)      Such Purchaser understands that the Offered Securities have not been registered under the Securities Act on the basis that the sales provided for in this agreement are exempt from the registration provisions thereof and that the certificates evidencing or comprising the Offered Securities shall bear legends to that effect. Such Purchaser acknowledges that the Offered Securities may not be re-offered, resold, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or in an aggregate principal amount equal to or greater than $1,000,000 of Offered Securities (i) to a person who the transferor reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act acquiring for its own account or the account of a qualified institutional buyer and such purchaser has been informed that the transfer is being made in reliance on Rule 144A; (ii) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act; (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or (iv) to an institution that is an "accredited investor" as defined in Rule 501(A)(1), (2), (3) or (7) or Regulation D under the Securities Act pursuant to an exemption from registration thereunder (if available), and in each case (i) through (iv), in accordance with all applicable securities laws of the states of the United States and other jurisdictions. No representation is made by or on behalf of the Company or the Trust as to the availability of Rule 144 or any other exemption under the Securities Act for the re-offer, resale, pledge or transfer of the Offered Securities.

                     (h)      Such Purchaser's investigation has been conducted independently. In entering into this agreement such Purchaser has relied solely upon the express representations and warranties of the Company and the Trust contained in this agreement and the other Company Transaction Documents and on such Purchaser's own investigation and analysis. Such Purchaser acknowledges that, except as set forth in Sections 3 and 4 hereof and in the related Schedules, neither the Company, the Trust, nor any of their respective affiliates, directors, officers, employees, equity holders, agents, advisors or representatives, makes any representation, express or implied (i) as to the accuracy or completeness of any of the information (including projected financial or other information) provided or made available to the Purchasers or any of their affiliates, directors, officers, employees, equity holders, agents, advisors or representatives or (ii) with respect to the transactions contemplated by this agreement.

          6.     Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions in this agreement, the Trust agrees to sell to the Purchasers, severally and not jointly, and the respective Purchasers agree, severally and not jointly, to purchase from the Trust the respective number of Trust Preferred Securities at the purchase price for such Trust Preferred Securities, each as set forth opposite their respective names in Schedule IV hereto.

          7.     Time, Date and Place of Closing, Default of Purchaser. Delivery of the Trust Preferred Securities and payment therefor by wire transfer in federal funds, shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004-2498, not later than 4:00 P.M., New York City time, on the Closing Date, or at such other time, date or place as may be agreed upon in writing by the Company, the Trust and the Purchasers. The time and date of such delivery and payment are herein called the "Closing Date."

          The Trust Preferred Securities shall be delivered to the Purchasers for their respective accounts against payment by the several Purchasers of the purchase price therefor. Delivery of the Trust Preferred Securities shall be made through the facilities of The Depository Trust Company ("DTC") or its designated custodian unless the Company, the Trust and the Purchasers shall otherwise agree. For the purpose of expediting the checking of the Trust Preferred Securities by the Purchasers, the Trust agrees to make such Trust Preferred Securities available to the Purchasers for such purpose at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004-2498, not later than 2:00 P.M., New York City time, on the business day preceding the Closing Date, or at such other time, date or place as may be agreed upon by the Company, the Trust and the Purchasers. The Company agrees to make the Senior Note and the Warrants available to the Purchasers for the purposes set forth in and at the place and time determined in accordance with the immediately preceding sentence.

          If any Purchaser shall fail to purchase and pay for the number of the Trust Preferred Securities which such Purchaser has agreed to purchase and pay for hereunder (otherwise than by reason of any failure on the part of the Offerors to comply with any of the provisions contained herein), then this agreement shall terminate without any liability on the part of the Company, the Trust or any Purchaser (other than a Purchaser which shall have failed or refused, otherwise than on grounds sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Trust Preferred Securities which such Purchaser has agreed to purchase as provided in Section 6 hereof), except as otherwise provided in Section 11 and subsection (a) of Section 8 hereof.

8. Covenants of the Offerors. The Offerors agree with the several Purchasers that:

                     (a)      The Company will pay or cause to be paid reasonable counsel fees and expenses of the Offerors and the Purchasers in connection with the issuance and delivery of the Trust Preferred Securities as provided in Section 6 hereof and of the other Offered Securities as contemplated hereby. The Company will pay or cause to be paid all taxes, if any, on the issuance of the Offered Securities.

                     (b)      As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to issue the Warrants and the Stock issuable upon the exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.

                     (c)      If, on or prior to August 31, 2003, the Company does not disclose in a public press release (and, if required, in any report required to be filed with the Commission) such material nonpublic information that has been provided to the Purchasers in connection with the transactions contemplated by the Company Transaction Documents, the knowledge of which by a Purchaser without public disclosure (or such filing with the Commission) could reasonably be construed as limiting a Purchaser's ability to purchase or sell the Offered Securities (the "Disclosure"), then the per annum interest rate under the Notes will increase by 0.5%, to be effective from September 1, 2003 until the last to occur of (i) the date of the Disclosure and (ii) September 30, 2003. Such adjustment in the interest rate under the Notes, if any, shall be deemed to be liquidated damages and not a penalty, and shall be the sole monetary remedy available to any holder of the Notes for the failure of the Company to provide Disclosure as required in this subsection (c); provided, however, that nothing contained in this subsection (c) shall modify or otherwise affect any rights Purchasers have under Section 3(e) of the Registration Rights Agreement.

                     (d)      The Company shall not seek judicial relief from its obligations hereunder. In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby acknowledges that the provisions of 11 U.S.C. Sec. 365(c)(2) shall apply to this Agreement, the Trust Agreement and the terms of the Warrants and the Trust Preferred Securities.

                     (e)       The Company shall, at all times, in any financial statement or other report filed with the Commission or distributed to shareholders, describe the Offered Securities as debt, as described in Exhibit I hereto. The Company acknowledges that each Purchaser is relying upon the separate and independent existence of the Trust as an entity distinct from the Company and not liable for the debts, obligations or liabilities of, or claims against, the Company (collectively, "Company Claims"), and the Company shall not take any action, or fail to take any action, which action or failure shall cause the Trust to become obligated or liable for any Company Claims. The Company shall not assert, and shall cause any Person controlled by the Company not to assert, any claims against the Trust except as specifically provided in the Trust Agreement. Without limiting the foregoing, the Company shall not assert, and shall cause any Person controlled by the Company not to assert, (i) any defense to the Company's liability under the Notes and obligations under the Warrants, or (ii) any right of offset or right of recoupment with respect to the claims of the Trust against the Company under the Notes.

                     (f)     The Trust shall conduct its affairs in its own name and strictly in accordance with the Trust Charter Documents and observe all necessary, appropriate and customary trust formalities, including, but not limited to, holding all regular and special meetings appropriate to authorize all actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                     (g)      The Company will use its commercially reasonable best efforts to obtain for the Trust Preferred Securities, as soon as reasonably practicable, a rating from a nationally recognized statistical rating organization as described in Rule 436(g)(2) under the Securities Act.

          9.     Covenants of the Purchasers. Each Purchaser agrees to treat the Notes, together with the Warrants, as a single convertible debt instrument of the Company for U.S. federal income tax purposes, to the extent permitted under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder.

          10.     Conditions of Purchasers' Obligations to Purchase and Pay for Trust Preferred Securities. The several obligations of the Purchasers to purchase and pay for the Trust Preferred Securities shall be subject to the performance by the Offerors of their obligations to be performed hereunder on or prior to the Closing Date and to the following conditions:

                     (a)      The Purchasers shall have received, prior to payment for the Trust Preferred Securities, a certificate from each of the Offerors dated the Closing Date and signed by an officer, in the case of the Company, and by an administrative trustee or authorized representative in the case of the Trust, to the effect that the respective representations and warranties made by such Offeror herein are true and correct as of the Closing Date in all material respects.

(b) On the Closing Date, the Purchasers shall have received from Sullivan & Cromwell LLP, counsel to the Company, an opinion in substantially the form and substance prescribed in Exhibit II hereto.
(c) On the Closing Date, the Purchasers shall have received from internal counsel to the Company, an opinion in substantially the form and substance prescribed in Exhibit III hereto.

                     (d)      On the Closing Date, the Purchasers shall have received from Venable, Baetjer & Howard, LLP, Maryland counsel to the Company, an opinion in substantially the form and substance prescribed in Exhibit IV hereto.

                     (e)      On the Closing Date, the Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special PUHCA counsel to the Company, an opinion in substantially the form and substance prescribed in Exhibit V hereto.

(f) On the Closing Date, the Purchasers shall have received from Richards, Layton & Finger, P.A., counsel to the Trust, an opinion to the effect that:

                               (i)     The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(ii) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, as provided for in the Trust Agreement.

                               (iii)    The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms. This Purchase agreement and the Registration Rights Agreement each constitutes a valid and binding obligation of the Trust.

                               (iv)     Under the Delaware Statutory Trust Act and Trust Agreement, the Trust has the trust power and authority to (A) execute and deliver this agreement and the Registration Rights Agreement, and to perform its obligations under this agreement, the Trust Agreement and the Registration Rights Agreement, and (B) issue and perform its obligations under the Trust Securities.

                               (v)     The execution and delivery by the Trust of this agreement and the Registration Rights Agreement, and the performance by the Trust of its obligations hereunder and thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                               (vi)     The Trust Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Purchasers, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Purchasers may be obligated, pursuant to the Trust Agreement, (A) to pay a sum sufficient to cover taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Preferred Securities Certificates, and (B) to provide security and /or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Trust Agreement.

(vii) The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust.
(viii) The issuance of the Trust Securities is not subject to preemptive or other similar rights under the Trust Agreement or the laws of Delaware.

                               (ix)      The issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of this agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated by this agreement and the Registration Rights Agreement and compliance by the Trust with its obligations under the Purchase Agreement and the Registration Rights Agreement do not violate (A) any of the provisions of the Trust Charter Documents or (B) any applicable Delaware law or Delaware administrative regulation.

                               (x)     No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Trust Securities, the consummation by the Trust of the transactions contemplated in this agreement and the Registration Rights Agreement or compliance by the Trust of its obligations hereunder or thereunder.

                               (xi)     The Purchasers (other than those Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                               (xii)     The execution, delivery and performance by the Trust of this agreement or the other Trust Transaction Documents, and the consummation of the transactions contemplated herein and therein by the Trust, and the fulfillment of the terms hereof and thereof on the part of the Trust to be fulfilled, and the compliance with by the Trust with all the terms and provisions hereof and thereof will not violate or conflict with or (with or without the giving of notice or the passage of time, or both) result in a breach of any of the terms or provisions of or constitute a default under or permit any party to terminate (or to accelerate any obligation of the Trust under) or require any consent or waiver under, (i) the Trust Charter Documents, (ii) any indenture, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Trust is now a party, or (iii) any Law to which the Trust or any of its properties or assets is subject, except, in the case of clauses (ii) and (iii), where such violation, breach or default would not have a material adverse effect on the business, properties or financial condition of the Trust.

          In case any of the conditions specified above in this Section 10 shall not have been fulfilled, this agreement may be terminated by the Purchasers upon mailing or delivering written notice thereof to the Offerors. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsection (a) of Section 8 hereof.

          11.     Indemnification. The Company and the Trust, jointly and severally, agree to indemnify and hold harmless the Purchasers, their respective affiliates (as such term is used defined in Rule 405 of the Securities Act) and their respective officers, directors, partners and members (collectively, the "Purchaser Indemnitees"), from and against any and all loss, claim, damage, judgment, penalty, deficiency or liability, including reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation) ("Damages"), in each case promptly as incurred by the Purchaser Indemnitees and to the extent arising out of or in connection with:

                               (i)      any breach of any of the Company's or the Trust's representations or warranties contained in this agreement, the schedules or exhibits hereto, any other Transaction Document, or any instrument, agreement or certificate entered into or delivered by the Company or the Trust pursuant to this agreement or any other Transaction Document; or

                               (ii)     any failure by the Company or the Trust to perform any of its covenants, agreements, undertakings or obligations set forth in this agreement, the schedules or exhibits hereto, any other Transaction Document, or any instrument, agreement or certificate entered into or delivered by the Company or the Trust pursuant to this agreement or any other Transaction Document.

                     (b)      Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Trust, their respective affiliates (as such term is used defined in Rule 405 of the Securities Act) and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                               (i)      any breach of any of such Purchaser's representations or warranties contained in this agreement, the schedules or exhibits hereto, any other Transaction Document, or any instrument, agreement or certificate entered into or delivered by such Purchaser pursuant to this agreement or any other Transaction Document; or

                               (ii)     any failure by such Purchaser to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this agreement, the schedules or exhibits hereto, any other Transaction Document, or any instrument, agreement or certificate entered into or delivered by such Purchaser pursuant to this agreement or any other Transaction Document.

                     (c)      Promptly after receipt by any party hereto seeking indemnification pursuant to this Section 11 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to this Section 11 is being sought (the "Indemnifying Party") of the commencement thereof, but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. The Indemnifying Party shall be entitled to assume the defense of any Claim. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

          12.      Miscellaneous. The validity and interpretation of this agreement shall be governed by the laws of the State of New York. This agreement shall inure to the benefit of the Offerors, the several Purchasers and, with respect to the provisions of Section 11 hereof, each Purchaser Indemnitee and Company Indemnitee, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any Offered Securities from any of the several Purchasers.

          13.      Survival. The covenants and agreements of the applicable parties requiring performance after the Closing shall survive the Closing in accordance with their terms. The representations and warranties of the parties shall survive until the one-year anniversary of the Closing Date.

          14.     Certain Declarations. The Company and each Purchaser acknowledge that (i) the Company has engaged Citigroup Global Markets Inc. (formerly Salomon Smith Barney Inc.) to act as its exclusive financial advisor in connection with the sale of the Company's trading position in the western United States markets referred to as West Book and (ii) Goldman, Sachs & Co. is on the pre-approved list of potential purchasers of the certain power sale contracts between the California Department of Water Resources and certain subsidiaries of the Company, and as such, may be a purchaser of such power sale contracts and/or related contracts.

          15.      Notices. Any notice or other communication required or that may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by certified, registered or express mail, postage prepaid or sent by national next-day delivery service and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto, as follows or to such other location as any party notifies any other party:

If to the Company:	Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, Maryland 21740 Attention: Treasurer Telephone No.: (800) 225-3443 Facsimile No.: (301) 655-2751

With a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 Attention: Robert E. Buckholz, Jr. Telephone No.: (212) 558-4000 Facsimile No.: (212) 558-3588

If to the Trust:	Allegheny Capital Trust I c/o Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, Maryland 21740 Attention: Treasurer Telephone No.: (800) 225-3443 Facsimile No.: (301) 655-2751

If to Perry Principals, LLC:	Perry Principals, LLC c/o Perry Capital 599 Lexington Avenue New York, New York 10022 Attention: Nat Klipper Telephone No.: (212) 583-4000 Facsimile No.: (212) 583-4040

With a copy to:	Kramer Levin Naftalis & Frankel LLP 919 Third Avenue New York, New York 10024 Attention: Thomas Moers Mayer Telephone No.: (212) 715-9100 Facsimile No.: (212) 715-8000

If to any other Purchaser, to such Purchaser's address set forth on Schedule V hereto.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                                                          Very truly yours,

                                                                          ALLEGHENY CAPITAL TRUST I

                                                                          By:       /S/ REGIS F. BINDER
                                                                          Name:  Regis F. Binder
                                                                          Title:    Regular Trustee

                                                                          ALLEGHENY ENERGY, INC.

                                                                          By:       /S/ REGIS F. BINDER
                                                                          Name:  Regis F. Binder
                                                                          Title:    Vice President and Treasurer

Accepted and delivered as of the date first above written: The Purchasers: PERRY PRINCIPALS, LLC By: /S/ NAT KLIPPER Name: Nat Klipper Title: Managing Director

Accepted and delivered as of
the date first above written:

The Purchasers:

AMARANTH L.L.C.
By: Amaranth Advisors L.L.C., its managing member

By:       /S/ CHARLES H. WINKLER
Name:  Chief Operating Officer
Title:    Amaranth Advisors L.L.C

Accepted and delivered as of the date first above written: The Purchasers: COMMON FUND EVENT DRIVEN CO., LTD. By: /S/ FRANK RANGO Name: Frank Rango Title: Sr. Portfolio Manager

Accepted and delivered as of the date first above written: The Purchasers: CITIJL LTD. By: /S/ FRANK RANGO Name: Frank Rango Title: Sr. Portfolio Manager

Accepted and delivered as of the date first above written: The Purchasers: PURCHASE ASSOCIATES, L.P. By: /S/ FRANK RANGO Name: Frank Rango Title: Sr. Portfolio Manager

Accepted and delivered as of the date first above written: The Purchasers: PURCHASE ASSOCIATEES II, L.P. By: /S/ FRANK RANGO Name: Frank Rango Title: Sr. Portfolio Manager

Accepted and delivered as of the date first above written: The Purchasers: LEVCO ALTERNATIVE FUND, LTD. By: /S/ FRANK RANGO Name: Frank Rango Title: Sr. Portfolio Manager

Accepted and delivered as of
the date first above written:

The Purchasers:

KING STREET CAPITAL, L.P.
By its General Partner King Street Advisors, LLC

By:       /S/ O. FRANCIS BIENDI, JR.
            Name:  O. Francis Biendi, Jr.
            Title:    Managing Member of General Partner

Accepted and delivered as of
the date first above written:

The Purchasers:

GAIA, OFFSHORE MASTER FUND LTD.
   By:   Promethean Asset Management L.L.C.
    Its:  Investment Manager

By:       /S/ ROBERT LANGER
            Name:  Robert Langer
            Title:    A Managing Director

Accepted and delivered as of
the date first above written:

Duquesne Capital Management, L.L.C.

As Investment Manager for Windmill Master Fund LP

By:       /S/ ZACHARY SCHREIBER
            Name:  Zachary Schreiber
            Title:    Managing Director

Accepted and delivered as of
the date first above written:

The Purchasers:

D.E. Shaw Laminar Portfolios, L.L.C.
By:  D.E. Shaw & Co., L.L.C., as managing member

By:       /S/ MAX HOLMES
            Name:  Max Holmes
            Title:    Authorized Signatory

Accepted and delivered as of
the date first above written:

The Purchasers:

ZLP MASTER UTILITY FUND, L.P.
By:  Zimmer Lucas Capital, LLC,
its Investment Manager

By:       /S/ CRAIG LUCAS
            Name:  Craig Lucas
            Title:    Managing Member

Accepted and delivered as of
the date first above written:

The Purchasers:

ZLP MASTER UTILITY FUND, L.P.
By:  Zimmer Lucas Capital, LLC,
its Investment Manager

By:       /S/ CRAIG LUCAS
            Name:  Craig Lucas
            Title:    Managing Member

Accepted and delivered as of
the date first above written:

The Purchasers:

ZLP MASTER UTILITY FUND, L.P.
By:  Zimmer Lucas Capital, LLC,
its Investment Manager

By:       /S/ CRAIG LUCAS
            Name:  Craig Lucas
            Title:    Managing Member

[Name of Purchaser] By: _________________________________ Name: Title: